Exhibit 10.5

Award Number:

FDO HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE

FDO HOLDINGS, INC.

2011 STOCK OPTION PLAN

AGREEMENT (“Agreement”), dated as of [•], 20     between FDO Holdings, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”).

Preliminary Statement

The Committee authorized this grant of a non-qualified stock option (the “Option”) on [•], 20       (the “Grant Date”)(1) to purchase the number of shares of Class B non-voting Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), set forth below to the Participant, as an Eligible Employee of the Company or one of its Affiliates (collectively, the Company and all of its Affiliates shall be referred to as the “Employer”).  Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the FDO Holdings, Inc. 2011 Stock Option Plan, as it may be amended from time to time (the “Plan”).  A copy of the Plan has been delivered to the Participant.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.                                      Tax Matters.  No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

2.                                      Grant of Option.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company [•] shares of Common Stock, at a price per share of $[•] (the “Option Price”).

3.                                      Exercise.

(a)                                 The Option shall vest and become exercisable as provided below, which shall be cumulative.  To the extent that the Option has become exercisable with respect to a number of shares of Common Stock as provided below, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 6.3(b) of the Plan, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised.  Upon expiration of the

(1)  Insert date that the Option was approved by the Committee.

Option, the Option shall be canceled and no longer exercisable.  The following table indicates each date upon which the Option shall be vested and Participant shall be entitled to exercise the Option with respect to the percentage indicated beside that date provided that the Participant has not suffered a Termination prior to the applicable vesting date:

Vesting Date	Percent Vested
First Anniversary of Grant Date	[•]	%
Second Anniversary of Grant Date	[•]	%
Third Anniversary of Grant Date	[•]	%
Fourth Anniversary of Grant Date	[•]	%
Fifth Anniversary of the Grant Date	[•]	%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date.

(b)                                 Notwithstanding the foregoing, the Participant may not exercise the Option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act, or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and the Participant may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.  In addition, the Participant may not exercise the Option if the terms of the Plan do not permit the exercise of Options at such time.

(c)                                  The provisions in the Plan regarding Detrimental Activity shall apply to the Option.  In the event that the Participant engages in Detrimental Activity prior to the exercise of the Option, the Option shall terminate and expire as of the date the Participant engaged in such Detrimental Activity.  As a condition of the exercise of the Option, the Participant shall be required to certify (or be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity.  In the event the Participant engages in Detrimental Activity during the one year period commencing on the date the Option is exercised, the Company shall be entitled to recover from the Participant at any time within one year after such exercise, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise of the Option (whether at the time of exercise or thereafter).

4.                                      Option Term.  The term of the Option shall be until the tenth anniversary of the Grant Date, after which time it shall terminate, subject to earlier termination in the event of the Participant’s Termination as specified in Section 5 below.

5.                                      Termination.

(a)                                 Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain vested and exercisable as provided in Section 7.2(a)-(c) of the Plan.

(b)                                 Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(c)                                  In the event that the Participant’s employment agreement provides more favorable rights with respect to the vesting and post-Termination exercise of the Option and such rights were approved by the Committee in connection with the grant of the Option, such rights shall apply.

6.                                      Restriction on Transfer of Option.  No part of the Option shall be Transferable other than by will or by the laws of descent and distribution and during the lifetime of the Participant, may be exercised only by the Participant or the Participant’s guardian or legal representative.  In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and the Option shall not be subject to execution, attachment or similar process.  Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

7.                                      Company’s Right to Repurchase; Restrictions on Transfer.

(a)                                 The Option, and any shares of Common Stock that the Participant acquires upon exercise of the Option, shall be subject to the restrictions on transfer set forth in Article XI of the Plan and in this Section 7.

(b)                                 Company’s Right of Repurchase.

(i)                                     In the event of a Participant’s Termination for Cause or a Participant’s voluntary Termination without Good Reason or the discovery that a Participant engaged in a Detrimental Activity, the Company shall have the right (the “Repurchase Right”), but not the obligation, to repurchase (or may cause its designee to repurchase) from the Participant (or his or her transferee) any or all of the shares of Common Stock previously acquired by the Participant pursuant to the exercise of the vested Stock Option (the “Option Shares”) held by the Participant at the Repurchase Price.  The Repurchase Right shall be exercised upon one or more occasions and at any time during the 90-day period following the later of such Termination or the date on which the Participant exercises the Option; provided, that, the Company’s Repurchase Right may be further extended for an additional 90-day period if the Company determines it necessary to obtain lender consent to any such purchase.  The “Repurchase Price” shall be an amount in cash equal to the product of (X) the number of the Option Shares to be repurchased by the Company and the lesser of (Y) (i) the exercise price or (ii) the Fair Market Value of a share of Common Stock on the date of Termination.

(ii)                                  In the event of a Termination for any reason other than for Cause or on account of a Participant’s voluntary Termination without Good Reason (including Termination due to retirement, death, Disability or involuntary termination without Cause), (i) the Company may at any time within 180 days of the date of Termination repurchase (or may cause its designee to repurchase) from the Participant (or his or her transferee) any shares of Common Stock acquired by the Participant through the exercise of a Stock Option on or prior to the date of his or her Termination at a repurchase price equal to the Fair Market Value on the date of Termination and (ii) the Company may at any time within 60 days of the date of Termination (A) repurchase (or may cause its designee to repurchase) from the Participant the outstanding vested portion of the Option based on the difference between the exercise price of a share of Common Stock relating to such Stock Option and the Fair Market Value of a share of Common Stock on the date of Termination or (B) repurchase (or may cause its designee to repurchase) from the Participant (or his or her transferee) any shares of Common Stock acquired by the Participant through the exercise of a Stock Option after the date of Termination at a repurchase price equal to the Fair Market Value on the date of repurchase.  Notwithstanding the foregoing, if the Company elects to exercise its right to repurchase shares of Common Stock pursuant to clause (ii)(B) of this Section 7(b)(ii) within 5 days of the applicable exercise date, in lieu of such exercise and repurchase, the Company will repurchase the number of shares to be purchased pursuant to such written notice of exercise based on the difference between the exercise price of a share of Common Stock relating to such Stock Option and the Fair Market Value of a share of Common Stock on the date of Termination.

(iii)                               To exercise its repurchase rights under this Section 7(b), the Company (or its designee) shall deliver a written notice to the Participant setting forth the securities to be repurchased and the applicable purchase price thereof, and the date on which such repurchase is to be consummated, which date shall be not less than 15 days or more than 30 days after the date of such notice (provided, that such period shall be extended at any time when repurchase by the Company is prohibited pursuant to (i) any applicable law or (ii) any debt instrument of the Company or any of its Affiliates or (iii) would result in adverse accounting consequences for the Company).

(iv)                              At such closing, the Company will pay the Participant the repurchase price as specified in this Section 7(b) in cash, or by cancellation of indebtedness of the Participant to the Company.

(c)                                  Notwithstanding anything in this Agreement to the contrary, if the Participant is a party to the Shareholders Agreement or executes a Joinder Agreement (or is a party to or executes a joinder agreement to another shareholders agreement (or similar agreement) that provides repurchase rights, call rights and/or rights of first refusal or rights of first offer), such provisions with respect to repurchase rights, call rights and/or rights of first refusal or rights of first offer in the Shareholders Agreement or such other shareholders agreement (or similar agreement), including any amendments thereto, shall control to the extent they are inconsistent with the provisions herein.

(d)                                 To ensure that the shares of Common Stock issuable upon exercise of the Option are not transferred in contravention of the terms of the Plan and this Agreement, and to ensure compliance with other provisions of the Plan and this Agreement, the Company may deposit the certificates evidencing the shares of Common Stock to be issued upon the exercise of the Option with an escrow agent designated by the Company.

8.                                      Securities Representations.  Upon the exercise of the Option prior to the registration of the Common Stock subject to the Option pursuant to the Securities Act or other applicable securities laws, the Participant shall be deemed to acknowledge and make the representations and warranties as described below and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant.

(a)                                 The Participant is acquiring and will hold the shares of Common Stock for investment for his account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b)                                 The Participant has been advised that the shares of Common Stock have not been registered under the Securities Act or other applicable securities laws, on the ground that no distribution or public offering of the shares of Common Stock is to be effected (it being understood, however, that the shares of Common Stock are being issued and sold in reliance on the exemption provided under Rule 701 under the Securities Act), and that the shares of Common Stock must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required.  In connection with the foregoing, the Company is relying in part on the Participant’s representations set forth in this Section.  The Participant further acknowledges and understands that the Company is under no obligation hereunder to register the shares of Common Stock.

(c)                                  The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions.  The Participant acknowledges that he is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d)                                 The Participant will not sell, transfer or otherwise dispose of the shares of Common Stock in violation of the Plan, this Agreement, Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws.  The Participant agrees that he will not dispose of the Common Stock unless and until he has complied with all requirements of this Agreement applicable to the disposition of the shares of Common Stock.

(e)                                  The Participant has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the shares of Common Stock, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Common Stock.

(f)                                   The Participant is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.  The Participant is able, without impairing his financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of his investment in the Common Stock.

9.                                      Rights as a Shareholder.  The Participant shall have no rights as a shareholder with respect to any shares covered by the Option unless and until the Participant has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

10.                               Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

11.                               Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)                                 unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 11, any notice required to be delivered to the Company shall be properly delivered if delivered to:

FDO Holdings, Inc.

c/o Ares Management II, L.P.

2000 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Attention:	Adam Stein
Telephone:	(310) 201-4100
Facsimile:	(310) 201-4170

with copies (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067

Attention:	Monica J. Shilling, Esq.
Telephone:	(310) 284-4544
Facsimile:	(310) 557-2193

and to:

FS Equity Partners VI, L.P.
c/o Freeman Spogli & Co.
11100 Santa Monica Boulevard, Suite 1900
Los Angeles, CA 90025
Attention: Brad Brutocao
Telephone: (310) 444-1822
Facsimile: (310) 444-1870

(b)                                 if to the Participant, to the address on file with the Company.

Any notice, demand or request, if made in accordance with this Section 11 shall be deemed to have been duly given:  (i) when delivered in person; (ii) three (3) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

12.                               No Obligation to Continue Employment.  This Agreement is not an agreement of employment.  This Agreement does not guarantee that the Employer will employ the Participant for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Participant’s employment or compensation.

13.                               Shareholders Agreement and Other Requirements.  Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock when the Option is exercised, at the Company’s request, the Participant shall execute and deliver a Joinder Agreement or such other documentation which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, a right of first refusal of the Company with respect to shares, and such other terms or restrictions as the Committee shall from time to time establish, including, without limitation, any drag-along rights, tag-along rights, transfer restrictions and registration rights.  The Shareholders Agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by the Shareholders Agreement or other documentation.  The Company may require, as a condition of exercise, the Participant to become a party to any other existing shareholder agreement or other agreement.

14.                               Waiver of Jury Trial.  Each party to this Agreement, for itself and its affiliates, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective affiliates pursuant to this Agreement or in the negotiation, administration, performance or enforcement of this Agreement.

15.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

FDO HOLDINGS, INC.

By:
Name:
Title:

Employee Name:
Employee ID number: